UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 8, 2010

Euro Solar Parks, Inc.
(Exact name of registrant as specified in its charter)

81 Elmwood Avenue
Ho-Ho-Kus, N.J. 07423
917-868-6825
(Company address)

Nevada	333-163600	26-3866816
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On 10/25/2010, the Company entered into a share purchase agreement with United Equity Capital, a Swiss Company located at Poststrasse 3, in CH-8001, Zurich, Switzerland.

Item 9.01  Financial Statements and Exhibits

Exhibit 10.17  Share Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Euro Solar Parks, Inc.

Date: November 8, 2010

By: /s/ Dimitrios Argyros
Chief Executive Officer